SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 15, 2007 (May 11, 2007)
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01: Entry into Material Definitive Agreements

Acceptance of Subscription Agreements and Seventh Closing of Offering of Common Stock

During the week ending May 11, 2007, Zion accepted subscription agreements in a total amount of $1,179,871 received from 251 subscribers to its public offering of shares of common stock (the "offering") subject of Zion's Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on September 26, 2006 (the "Registration Statement"). Pursuant to the accepted subscription agreements, the subscribers subscribed for 168,553 shares of Zion's common stock at $7.00 per share to be issued by Zion at the seventh closing of the offering (the "seventh closing"). Of the total subscriptions subject of the accepted agreements, $1,021,090 were for cash and $158,781 were debt conversion.

The seventh closing took place on May 11, 2007. At the seventh closing Zion issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $946,650 to the company and issued 168,553 shares of its common stock to its transfer agent for distribution in accordance with the instructions of the subscribers. The remaining $74,440 of funds disbursed from the escrow account in the seventh closing were distributed to Network 1 Financial Services, Inc., the underwriter of the offering, in accordance with the terms of the underwriting agreement as described in the Registration Statement, as follows: $49,627 in commissions and $24,813 of expense reimbursement. At the seventh closing, Zion also issued to the underwriter, in accordance with the terms of the underwriting agreement, an Underwriter's Warrant to purchase 3,544 shares of Zion common stock at a price of $8.75 per share to be exercisable for a period beginning six months after the final closing of the offering and expiring on September 26, 2009.

In Zion's May 14, 2007, press release announcing the seventh closing, a copy of which is attached as Exhibit 99.1 at Item 9.01(d) below, the number of shares issued in the seventh closing was mistakenly overstated by 200 (having been reported as 168,753 shares rather than 168,553) and the amount of funds raised mistakenly overstated by $1,400 (having been reported as $1,181,271 rather than $1,179,871).

Zion will use the proceeds of the seventh closing for the purposes and in the amounts described in the Registration Statement.

Item 8.01: Other Events

Announcement of Final Closing of Offering

On May 14, 2007, Zion announced that, subject to terminating the offering immediately upon reaching the $14,000,000 maximum subscriptions for the shares being offered in the prospectus subject of the Registration Statement, the final closing of the offering was being scheduled to take place during the week ending May 25, 2007, with the deadline for submission of subscriptions May 21, 2007. The terms of the continuing offering will be the same as prior to the seventh closing at $7.00 per share with a 100-share minimum.

See press release attached as Exhibit 99.1 at Item 9.01(d) below.

Item 9.01(d): Exhibits

Exhibit 99.1 Press Release dated May 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 15, 2007

Zion Oil and Gas, Inc.

By: /s/ Philip Mandelker

Philip Mandelker,

Secretary